                                                                    EXHIBIT 99.1

[CYCLACEL(R) LOGO]                                Cyclacel Pharmaceuticals, Inc.

                                  PRESS RELEASE
--------------------------------------------------------------------------------

        CYCLACEL PHARMACEUTICALS ANNOUNCES $45 MILLION PRIVATE PLACEMENT

SHORT HILLS, NJ, APRIL 27, 2006 - Cyclacel Pharmaceuticals, Inc. (Nasdaq: CYCC)
announced today that the Company has entered into a definitive agreement to raise approximately $45.3 million in a private placement of approximately 6.43 million units, each unit consisting of one share of common stock and a warrant to purchase 0.40 shares of common stock, at a purchase price of $7.05 per unit.
The purchase price for the shares and the exercise price for the warrants, which have a seven-year term, will be $7.00 per share, the closing bid price for the
Company's common stock on April 26, 2006. Investors in the financing will pay
$0.125 per warrant or an additional $0.05 for each share underlying the warrants. At closing, the Company will issue approximately 6.43 million shares of common stock and warrants to purchase approximately 2.57 million shares of common stock. The closing of the private placement is subject to certain conditions. Institutional investors participating in the transaction include
Deerfield Management, Federated Kaufman Fund, Red Abbey Ventures and several other investors. Cowen & Co., LLC served as lead placement agent and Needham &
Company, LLC served as co-placement agent for the offering.

"The proceeds of the financing together with our current cash, cash equivalents and marketable securities should provide the financial resources to expand development activities with the company's three development stage anti-cancer products, seliciclib, sapacitabine and CYC116. In addition, it will allow us to advance our preclinical drug pipeline developed from our research activities in cell cycle biology," said Spiro Rombotis, President and CEO of Cyclacel.

The shares of common stock offered and to be sold by Cyclacel Pharmaceuticals,
Inc. in this private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or state securities laws and may not be offered or sold in the United States without registration with the Securities and Exchange Commission ("SEC") or an applicable exemption from registration requirements. Cyclacel has agreed with the participating investors to file a registration statement with the SEC covering resale of the shares of common stock in the private placement. This notice shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About Cyclacel Pharmaceuticals, Inc.

Cyclacel is a clinical-stage biopharmaceutical company dedicated to the discovery, development and commercialization of novel, mechanism-targeted drugs to treat human cancers and other serious disorders. The Company is currently evaluating seliciclib (CYC202), an orally-available cyclin dependent kinase inhibitor, in Phase II clinical trials for the treatment of lung cancer.
Sapacitabine (CYC682) is an orally-available, cell cycle modulating nucleoside analog in Phase I clinical trials for the treatment of cancer. CYC116 is an orally-available, Aurora kinase inhibitor in IND-directed preclinical development. Several additional programs are at an earlier stage.

Note: The Cyclacel logo and Cyclacel(R) are trademarks of Cyclacel
Pharmaceuticals, Inc.

Risk Factors

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, the efficacy, safety, and intended utilization of
Cyclacel's product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities. Factors that may cause actual

     [X]  150 JFK Parkway, Suite 100, Short Hills, New Jersey 07078, USA Tel +1
          (973) 847 5955 Fax +1 (866) 271 3466

     [_]  Dundee Technopole, James Lindsay Place, Dundee, DD1 5JJ, UK Tel +44
          1382 206 062 Fax +44 1382 206 067

                      www.cyclacel.com - info@cyclacel.com

                                        2

results to differ materially include the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, the risk that
Cyclacel will not obtain approval to market its products, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners for further clinical trials, development and commercialization of product candidates. You are urged to consider statements that include the words "may," "will," "would," "could,"
"should," "believes," "estimates," "projects," "potential," "expects," "plans,"
"anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. These factors and others are more fully discussed under "Risk
Factors" in the registration statement on Form S-4 (File No. 333-131225) and in the other reports of Cyclacel filed with the SEC.

Contacts for Cyclacel:

For Investors:

TS Communications Group, LLC                   (914) 921-5900
Tara Spiess / Andrea Romstad

For Media:

Feinstein Kean Healthcare:                     (617) 577-8110
Robert Gottlieb / Courtney Harris